Exhibit 32.2

Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

By

Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Megan Boston, Chief Financial Officer of Benitec Biopharma Inc., hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Benitec Biopharma Inc. for the three month period ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Benitec Biopharma Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Date: November 13, 2026	By:	/s/ Megan Boston
Megan Boston
Chief Financial Officer and Secretary (principal financial and accounting officer)